Morgan Stanley Institutional Fund Trust - Global
Strategist Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  Saudi International Bond
2.375% due 10/26/2021
Purchase/Trade Date:	10/19/2016
Offering Price of Shares: $99.007
Total Amount of Offering: $5,500,000,000
Amount Purchased by Fund: $950,000
Percentage of Offering Purchased by Fund: 0.017%
Percentage of Fund's Total Assets: 0.75%
Brokers: Citigroup, HSBC, J.P. Morgan, Bank of
China, BNP PARIBAS, Deutsche Bank, Goldman
Sachs, MUFG, Morgan Stanley, NCB Capital
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.
























Securities Purchased:  Credit Suisse Group AG
3.574% due 1/9/2023
Purchase/Trade Date:	1/4/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: 0.019%
Percentage of Fund's Total Assets: 0.26%
Brokers: ANZ Securities, BMO Capital Markets,
BNY Mellon Capital Markets, LLC, Capital One
Securities, CIBC Capital Markets, Citigroup,
Citizens Capital Markets, Credit Agricole CIB,
Danske Markets, Deutsche Bank Securities, Erste
Group, Fifth Third Securities, Morgan Stanley, nabSecurities, LLC, NatWest Markets, RBC Capital
Markets, Scotiabank, Societe Generale Corporate &
Investment Banking, SunTrust Robinson
Humphrey, TD Securities, US Bancorp, Wells
Fargo Securities, Ramirez & Co., Inc., Lebenthal
Capital Markets, MFR Securities, Inc., Mischler
Financial Group, Inc.
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.






















Securities Purchased:  Broadcom Corp. 3.875% due
1/15/2027
Purchase/Trade Date:	1/11/2017
Offering Price of Shares: $99.558
Total Amount of Offering: $4,800,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.005%
Percentage of Fund's Total Assets: 0.20%
Brokers: BofA Merrill Lynch, Barclays, BMO
Capital Markets, Citigroup, Credit Suisse, Deutsche
Bank Securities, Goldman, Sachs & Co., J.P.
Morgan, Mizuho Securities, Morgan Stanley,
MUFG, RBC Capital Markets, Scotiabank, SMBC
Nikko, Wells Fargo Securities, DBS Bank Ltd.,
SunTrust Robinson Humphrey, BBVA
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.


Securities Purchased:  AT&T Inc. 4.400% due
3/1/2027
Purchase/Trade Date:	1/31/2017
Offering Price of Shares: $99.940
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund: 0.014%
Percentage of Fund's Total Assets: 0.22%
Brokers: Barclays, Citigroup, Deutsche Bank
Securities, COMMERZBANK, Goldman, Sachs &
Co., Mizuho Securities, Morgan Stanley, SOCIETE
GENERALE, TD Securities, Wells Fargo
Securities, Loop Capital Markets, Regions
Securities LLC, US Bancorp, C.L. King &
Associates, Ramirez & Co., Inc., Siebert Cisneros
Shank & Co., L.L.C., The Williams Capital Group,
L.P., Academy Securities, CastleOak Securities,
L.P., Drexel Hamilton, MFR Securities, Inc.
Mischler Financial Group, Inc.
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  Apple Inc. 2.500% due
2/9/2022
Purchase/Trade Date:	2/2/2017
Offering Price of Shares: $99.995
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund: 0.040%
Percentage of Fund's Total Assets: 0.48%
Brokers: Goldman, Sachs & Co., Deutsche Bank
Securities, J.P. Morgan, Barclays, BofA Merrill
Lynch, Wells Fargo Securities, HSBC, Morgan
Stanley, Standard Chartered Bank, Academy
Securities, CastleOak Securities, L.P., Mischier
Financial Group, Inc. Ramirez & Co., Inc.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.




























Securities Purchased:  UBS Group Funding
(Switzerland) 3.491% due 5/23/2023
Purchase/Trade Date:	3/16/2017
Offering Price of Shares: $99.998
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.013%
Percentage of Fund's Total Assets: 0.24%
Brokers: UBS Securities LLC, ABN AMRO Securities
(USA) LLC, BBVA Securities Inc., Barclays Capital
Inc., BMO Capital Markets Corp., Commonwealth Bank of Australia, Danske Markets Inc., ING Bank N.V., nabSecurities, LLC, RBC Capital Markets, LLC, RBS
Securities Inc., Santander Investment Securities Inc.,
Scotia Capital (USA), INc., Skandinaviska Enskilda
Banken (AB (publ), TD Securities (USA) LLC,
UniCredit Bank AG, Wells Fargo Securities LLC,
Westpac Banking Corporation, Academy Securities,
Inc., BB&T Capital Markets, a division of BB&T
Securities, LLC., BNY Mellon Capital Markets, LLC,
Citigroup Global Markets Inc., Desjardins Securities
Inc., Drexel Hamilton, LLC, Fifth Third Securities, Inc.,
Goldman, Sachs & Co., J.P. Morgan Securities LLC,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Mischler Financial Group, Inc., Morgan Stanley & Co.
LLC, National Bank of Canada Financial Inc.
Purchased from: UBS Securities LLC
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.